ALANCO TECHNOLOGIES, INC.
             (Formerly ALANCO ENVIRONMENTAL RESOURCES CORPORATION)
                      15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260
                                (480) 607-1010

                      -----------------------------------
                                PROXY STATEMENT
                      -----------------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held November 10, 2000

TO THE SHAREHOLDERS OF ALANCO TECHNOLOGIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Technologies, Inc. (Alanco), an Arizona corporation (the "Company"), will be held at the Company's offices, 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260, on November 10, 2000, at 10:00 a.m., Mountain Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1   ELECTION OF DIRECTORS

Proposal No. 2   APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO
                 DECLARE, ONLY IF NECESSARY, A REVERSE SPLIT OF THE OUTSTANDING
                 COMMON STOCK ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR UP
                 TO THREE SHARES OUTSTANDING.  IF THE BOARD OF DIRECTORS HAS
                 NOT EFFECTED THE ACTION CONTEMPLATED HEREUNDER BY OCTOBER 31,
                 2002, THIS AUTHORIZATION WILL CEASE.

Proposal No. 3   APPROVAL OF THE ALANCO 2000 STOCK OPTION PLAN.

Proposal No. 4   APPROVAL OF THE ALANCO 2000 DIRECTORS AND OFFICERS STOCK
                 OPTION PLAN.

This Annual Meeting is called as provided for by Arizona law and the Company's By-Laws.

Holders of the outstanding Common Stock and Preferred Stock of the Company of record at the close of business on September 29, 2000, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

                                   JOHN A. CARLSON
                                   SECRETARY

Scottsdale, Arizona
October 10, 2000




                                       1




                           ALANCO TECHNOLOGIES, INC.
             (Formerly ALANCO ENVIRONMENTAL RESOURCES CORPORATION)
                      15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260
                                (480) 607-1010

                    ---------------------------------------
                                PROXY STATEMENT
                    ---------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 10, 2000

                              GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Technologies, Inc., an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's offices, 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260, on the 10th day of November, 2000, at 10:00 a.m., Mountain Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before October 21, 2000.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2000, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

Voting rights are vested in the holders of the Company's Common Stock and in the holders of the Company's Class A, Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). As of September 29, 2000, the Company had 6,784,332 shares of common stock and 270,000 shares of Series B Preferred Stock outstanding. Each Common share is entitled to one vote and each Series B Preferred share is entitled to two votes, which is the equivalent number of common shares into which the preferred stock is convertible. If the number of common shares into which the preferred stock is convertible (the "common stock equivalent") is considered, the total shares eligible to vote, including the common stock and the common stock equivalent, on the record date are 7,324,332 shares, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Only shareholders of record at the close of business on September 29, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors and approve each proposal. Cumulative voting in the election of Directors is permitted.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

The Company does not know of any person beneficially owning more than five percent (5%) of the outstanding shares of the Registrant, except for Robert R. Kauffman, Chief Executive Officer and Chairman of the Board, who owns 6.21% of the outstanding shares.

Current Directors and Officers

The following table sets forth the directors and officers and number of shares of the Company's Common Stock beneficially owned as of September 15, 2000, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

                                                                  % of
                                                                  Outstanding
                                                                  Shares
                                          Common    Preferred     Entitled
        Name           Title (1)    Age   Shares    Shares (2)    To Vote (3)
------------------- -------------- ---- ---------- ------------ -------------
Robert R. Kauffman   Dir/COB/CEO    60  354,500     50,000         6.21%
John A. Carlson      Dir/CS/CFO     53  142,958          0         1.95%
Harold S. Carpenter  Dir            66  102,641          0 (4)     1.40%
James T. Hecker      Dir            43   29,287          0 (5)     0.40%
Steven P. Oman       Dir            51   20,000          0         0.27%
Thomas C. LaVoy      Dir            40   21,400     20,000         0.84%
Kenneth M. Julien    Dir            46    2,000          0         0.03%

Officers and Directors as a Group        672,786     70,000 (6)   11.10%
     (7 individuals)

(1)Dir is Director; COB is Chairman of the Board; CEO is Chief Executive Officer; CS is Corporate Secretary; CFO is Chief Financial Officer.
(2)Series B Preferred Stock is convertible into two (2) shares of Common Stock and under the terms of the issued shares has voting rights equal to two (2) times the number of preferred shares.
(3)Includes Common Stock and equivalent of Common Stock into which the Preferred Stock is convertible.

(4)Excludes 50,000 shares of Series B Preferred Stock owned by Heartland Systems Co., a company for which Mr. Carpenter serves as an officer.
(5)Excludes 37,500 shares of Series B Preferred Stock owned by Rhino Fund LLLP. The fund is controlled by Rhino Capital Incorporated, for which Mr. Hecker serves as Treasurer and General Counsel.
(6)Represents 25.9% of Series B Preferred Stock issued and outstanding as of September 15, 2000.

Committees:  Meetings of the Board

The Company has a Compensation/Administration Committee and an Audit Committee. The Compensation/Administration Committee and the Audit Committee were formed in 1995. The Compensation/Administration Committee is comprised of Messrs. Harold Carpenter and James Hecker. The Audit Committee is comprised of Messrs. Harold Carpenter, James Hecker, and Thomas LaVoy. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation/Administration Committee met two (2) times during the fiscal year ended June 30, 2000, and the Audit Committee met two (2) times during the fiscal year ended June 30, 2000.

The Company's Board of Directors held five (5) meetings during the fiscal year ended June 30, 2000, at which time all current Directors, except for Mr. Harold Carpenter, who was absent from one of the five meetings due to illness, were present.

Compliance with Section 16(a) of Securities Exchange Act of 1934

To the Company's knowledge, during the fiscal year ended June 30, 2000, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

Family Relationships

There is no family relationship between any Director, executive or person nominated or chosen by the Company to become a Director or executive officer.

                            EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Year Ended June 30, 2000

The following table shows for the fiscal year ending June 30, 2000, the compensation awarded or paid by the Company to its Chief Executive Officer and any of the executive officers of the Company whose total salary and bonus exceeded $100,000 during such year (The "Named Executive Officers"):

                                                    Other       Securities
        Name and                                  Annual       Underlying
        Principal        Annual                 Compensation     Options
        Position        Salary      Bonus          (1)      (# shares) (2)

  Robert R. Kauffman,  $111,000      None      $17,400      1,300,000  (3)
  C.E.O.
  John A. Carlson,     $102,000  $25,000 (4)    $7,965       300,000
  C.F.O.

(1) Represents supplemental executive benefit reimbursement for the year and Company matching for Alanco's 401(K) Profit Sharing Plan.
(2)    See Option Grants in Last Fiscal Year below.
(3) Includes an equivalent of 100,000 shares of Common Stock representing the voting rights of 50,000 shares of Series B Preferred Stock.
(4) Represents an accrued bonus related to the sale of AEMI subsidiary, which was paid subsequent to June 30, 2000.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2000, to each of the Named Executive Officers. No stock appreciation rights ("SARs") have been granted by the Company.

                               Individual Grants

                       Number of
                       Securities
                       Underlying
                        Options          Exercise
                        Granted           Price       Grant    Expiration
          Name           (#)             ($/Sh)       Date       Date
  ------------------- ----------- ----------------- ---------- ------------
    Robert Kauffman     200,000            $1.08      9/09/99    9/08/09
    John Carlson        100,000            $1.08      9/09/99    9/08/09
    Harold Carpenter     40,000            $1.08      9/09/99    9/08/09
    Steven Oman          20,000            $1.08      9/09/99    9/08/09
    Thomas LaVoy         20,000            $1.08      9/09/99    9/08/09
    Kenneth Julien       20,000            $1.75     11/05/99   11/04/09
    Other             1,761,500   (2)  $1.25-$3.36   Various      (1)

    Total             2,161,500

(1) These options generally vest over a two-year period from grant date.
   Options for 1,000,000 shares of the 1,761,500 shares will expire five (5) years from the date of grant. The balance of 761,500 shares will expire ten
   (10) years from the date of grant.
(2) 900,000 of these options were granted pursuant to employment agreements with vesting performance requirements.

Of the options granted during the fiscal year, Robert Kauffman received 9.25%, John Carlson received 4.63%, Harold Carpenter received 1.85%, Steven Oman received 0.93%, Thomas LaVoy received 0.93%, and Kenneth Julien received 0.93% of the total options granted. All others accounted for 81.49% of the total options granted during the fiscal year ended June 30, 2000. Unless otherwise noted, options are granted at "grant-date market."

Options Exercised in Last Fiscal Year and Option/Values at October 10, 2000

The following table sets forth the number of the exercised and unexercised options held by each of the Named Executive Officers at June 30, 2000, and the value of the unexercised options at October 10, 2000.

                   Shares             Number of
                  Acquired            Unexercised
                     On       Value   Options at  Value of
                  Exercise  Realized  FY-End (#)  Unexercised
      Name          (#)     ($)  (1)  Exercisable Options (2)
----------------- --------- --------- ----------- ------------
Robert Kauffman    200,000   $62,500  1,200,000   $1,041,440
John Carlson       100,000   $18,750    300,000     $195,860
Harold Carpenter    40,000    $7,500     40,000      $13,048
James Hecker             0         0     40,000      $21,248
Steven Oman         20,000    $1,250     40,000      $19,648
Thomas LaVoy        40,000  $111,250     20,000       $6,524
Kenneth Julien           0         0     20,000           $0

(1) Calculated as the difference between closing price on the date exercised and the exercise price, multiplied by the number of options exercised.
(2) Calculated as the difference between closing price on October 10, 2000, and exercise price, multiplied by the number of unexercised options.

Option Grants Subsequent to Fiscal Year End

There were no options granted to officers or directors subsequent to fiscal year end.

Employment Agreements and Executive Compensation

The named Executive Officers are at-will employees without employment agreements.

1995, 1998, and 1999 Stock Option Plans

Shareholders approved the 1995, 1998, and 1999 Stock Option Plans (the Plans) on December 16, 1995, November 6, 1998,and November 5, 1999, respectively. The purpose of the Plans is to advance the business and development of the Company and its shareholders by affording to key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The options granted may be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. An Administrative Committee of the Board of Directors administers the Plans. Members of the Committee, currently Mr. James Hecker and Mr. Harold Carpenter, are elected for a one-year term.

The 1995 Plan was established to issue Options to acquire up to 1,000,000 shares to key employees. (The 1995 Plan was adjusted to reflect a reverse stock split, effected in May of 1998, that reduced the number of shares under the Plan to 142,857.) The 1998 Plan was established to issue Options to acquire up to 750,000 shares. The 1999 Plan was established to issue Options to acquire up to 1,500,000 shares. As of September 29, 2000, there are no shares remaining available for grant under the 1995 Stock Option Plan, 6,000 shares are remaining to grant under the 1998 Stock Option Plan, and 1,020,000 shares are remaining to grant under the 1999 Stock Plan. The aggregate number of shares within the Plans and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than fair market value of the shares on the date the option is granted. The period in which options can be exercised shall be set by the Administrative Committee not to exceed five (5) years from the date of grant for the 1995 Plan and ten (10) years for the 1998 Plan and 1999 Plan. The Plans may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. The issuance of options pursuant to these Plans is not expected to be a taxable event for qualified recipients until such time that the recipients elect to sell the shares received upon exercise of the Options, whereupon the recipients are expected to recognize income to the extent the sales price of the shares exceeds the exercise price of the option on the date of exercise. All key employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Options. A key Employee is defined in the Plan as a Company employee who in the judgement of the Administrative Committee has the ability to positively affect the profitability and economic well being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan.

1996, 1998 and 1999 Directors and Officers Stock Option Plans

The 1996 Directors and Officers Stock Option Plan was approved by the Board of Directors on September 9, 1996. Shareholders approved the 1998 and 1999 Directors and Officers Stock Option Plans on November 6, 1998, and November 5, 1999, respectively. The purpose of the 1996, 1998, and 1999 Directors and Officers Stock Option Plans (the D&O Plans) is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The options are not "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to these D&O Plans is not expected to be a taxable event for the recipient until such time that the recipient elects to exercise the option, whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the options on date of exercise. The Administrative Committee of the Board of Directors administers the Plans. Members of the Committee, currently Mr. James Hecker and Mr. Harold Carpenter, are elected for a one-year term.

The 1996 D&O Plan was established to issue Options to acquire up to 750,000 shares. (The 1996 Plan was adjusted to reflect a reverse stock split, effected in May of 1998, that reduced the number of shares to 107,143.) The 1998 D&O Plan was established to issue Options to acquire up to 750,000 shares. The 1999 D&O Plan was established to issue Options to acquire up to 500,000 shares. As of September 29, 2000, there are 1,069 shares remaining available for grant under the 1996 D&O Plan, no shares remaining to grant under the 1998 D&O Plan, and 500,000 shares remaining to grant under the 1999 D&O Plan.

The exercise price for Options issued under the 1996 D&O Plan shall be set by the Administrative Committee. The Board shall determine the period for the exercise of each Option, but in no instance shall such period exceed five (5) years from the date of grant of the Option.

The exercise price for the Options issued under the 1998 and 1999 D&O Plan shall also be set by the Administrative Committee but shall not be for less than fair market value of the shares on the date the option is granted. The period in which options can be exercised shall be set by the Administrative Committee not to exceed ten (10) years from the date of grant. The Plans may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plans have been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Directors and Executive Officers of the Company are eligible to participate in the 1996, 1998, and 1999 Plans. Newly appointed Directors shall receive an option to purchase 20,000 shares of common stock at fair market value. Upon each subsequent anniversary of the election to the Board of Directors, each non-employee Director will receive an additional option to purchase 20,000 shares of common stock at fair market value. The aggregate number of shares within the Plans and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Compensation of Directors

Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings. In addition, all Directors not otherwise employed or compensated by the Company are entitled to receive $750 per meeting per day up to a maximum of $1,500 per meeting.

Other Arrangements

There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors, except as outlined above.

Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any named Executive Officer which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

Transactions with Management

On September 9, 1999, the Company loaned John A. Carlson, Chief Financial Officer, $87,500 secured by a Promissory Note that bears interest at 7% per annum. The loan was specifically related to the exercise of stock options (100,000 shares at an average price of $0.875). As of November 17, 1999, the note has been paid in full.

On September 9, 1999, the Company loaned Steven P. Oman, Director, $20,000 secured by a Promissory Note that bears interest at 7% per annum. The loan was specifically related to the exercise of stock options (20,000 shares at an average price of $1.00). As of June 30, 2000, the note has been paid in full through legal services performed for the Company.

On April 1, 2000, the Company loaned Robert R. Kauffman, Chief Executive Officer, $47,875 secured by a Promissory Note that bears interest at 7% per annum. The note was originated due to Mr. Kauffman's purchase and sale of the Company's stock within a six-month period in reliance upon inaccurate legal advice. The Note is due and payable by December 31, 2000.

Proposal No. 1.  ELECTION OF DIRECTORS

The Articles presently provide for a Board of Directors of not more than nine
(9) members.  The number of Directors of the Company has been fixed at seven
(7) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the seven (7) nominees listed below to hold office until the next Annual Meeting of Shareholders or until their uccessors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the seven (7) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

                                                                 Year
                                                                First
                Name          Age           Position           Director
       --------------------- ---- --------------------------- ----------
        Harold S. Carpenter   66  Director                      1995
        James T. Hecker       43  Director                      1997
        Robert R. Kauffman    60  Director/C.O.B./C.E.O.        1998
        Thomas C. LaVoy       40  Director                      1998
        Steven P. Oman        51  Director                      1998
        John A. Carlson       53  Director/C.F.O./Secretary     1999
        Robert H. Friesen     60  Director                      n/a

Business Experience of Nominees

Robert R. Kauffman: Mr. Kauffman was appointed as Chief Executive Officer and Chairman of the Board effective July 1, 1998. Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc., from 1988 until 1997 (since renamed Golden Genesis, Inc.). Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company. Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Harold S. Carpenter:     Mr. Carpenter is presently the President of
Superiorgas Co., Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment company affiliated with Superiorgas Co. Mr. Carpenter founded these companies in 1984 and 1980, respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the Board of Directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelor of Science and Commerce degree.

James T. Hecker.    Mr. Hecker is both an Attorney and a Certified Public
Accountant. Since 1987 Mr. Hecker has been Treasurer and General Counsel of Rhino Capital Incorporated, Evergreen, Colorado, a private capital management company which manages a $60 million portfolio. He also served since 1992 as a trustee of an $11 million charitable trust. From 1984 to 1987, Mr. Hecker was the Controller of Northern Pump Company, Minneapolis, Minnesota, a multi-state operating oil and gas company with more than 300 properties, with responsibility of all accounting and reporting functions. Prior to that, from 1981 to 1984, Mr. Hecker was Audit Supervisor of Total Petroleum, Inc., Denver, responsible for all phases of internal audit and development of audit and systems controls. Mr. Hecker received a J.D. degree from the University of Denver in 1992, and a B.B.A. degree in Accounting and International Finance from the University of Wisconsin in 1979. He is a member in good standing of the Colorado and the American Bar Associations, the Colorado Society of CPAs, and the American Institute of CPAs.

Steven P. Oman:     Mr. Oman was appointed to the Board in June 1998.  Since
1991 Mr. Oman has been in the private practice of law in Phoenix, Arizona.
From 1986 to 1991, Mr. Oman served as Vice President and General Counsel of Programmed Land, Inc., a Scottsdale-based diversified holding company engaged in real estate, including ownership, development, marketing and management of properties, as well as non-real estate subsidiaries involved in the electronics and automotive industries. Prior to that, from 1978 to 1986, Mr. Oman was President and General Counsel of Charter Development, Inc., a real estate development firm in St. Paul, Minnesota. Mr. Oman received a J.D. degree, cum laude, in 1975 from William Mitchell College of Law, St. Paul, and a Bachelor of Mechanical Engineering degree from the University of Minnesota, Institute of Technology, Minneapolis, in 1970.

Thomas C. LaVoy:    Thomas C. LaVoy has served as Chief Financial Officer of
SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998. From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc. Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.

John A. Carlson:    Mr. Carlson, Executive Vice President, Chief Financial
Officer, and Corporate Secretary of Alanco Technologies, Inc., joined the Company in September 1998 as Senior Vice President/Chief Financial Officer.
Mr. Carlson started his career with Price Waterhouse & Co. in Chicago, Illinois. He has over twenty-five years of public and private financial and operational management experience, including over twelve years as Chief Financial Officer of a Fortune 1000 printing and publishing company. He earned his Bachelor of Science degree in Business Administration at the University of South Dakota, and is a Certified Public Accountant.

Robert H. Friesen: Robert H. Friesen has served as a Strategic Technology Advisor for the Company since January, 2000. Mr. Friesen is a former IBM executive with over thirty years experience in computer storage product development, manufacturing and marketing. Prior positions held by Mr. Friesen include Vice President of Storage Development and Manufacturing, General Manager for IBM facilities in San Jose, California, and Tucson, Arizona, and Chairman and CEO of Apta Software Company. He also currently serves as an advisor to the University of Colorado Center for Entrepreneurship and the University of Arizona School of Business. He earned his Bachelor of Science degree in Electrical Engineering at the University of Colorado.

Proposal No. 2: APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO
                DECLARE, ONLY IF NECESSARY, A REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK ON THE BASIS OF ONE SHARE OF COMMON STOCK FOR UP TO THREE SHARES OUTSTANDING. IF THE BOARD OF DIRECTORS HAS NOT EFFECTED THE ACTION CONTEMPLATED HEREUNDER BY OCTOBER 31, 2002, THIS AUTHORIZATION WILL CEASE.

On August 23, 2000, the Board of Directors approved submitting a reverse stock split of the Company's Common Stock to the Company's Shareholders if Management determines that a reverse split would be necessary to keep the Common Stock eligible to be quoted on The NASDAQ Stock Market ("NASDAQ"). The effective

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date and the precise number of shares to be converted is to be determined by the Company's Board of Directors at a later time. (This is the same proposal the Shareholders approved at the Shareholder Meeting of November 6, 1998, and at the Shareholder Meeting of November 5, 1999. Authorization under those proposals extended to October 31, 1999, and October 31, 2000, respectively, and has not been used. The Board of Directors believes the continuation of that proposal through October 31, 2002, is prudent for the reasons explained below.) The Board is requesting Shareholder authorization to declare up to 1 for 3 reverse stock split of the Company's Common Stock, only if necessary, to keep the Common Stock eligible to be quoted on The NASDAQ Stock Market ("NASDAQ"). The Board of Directors desires not to effect such a reverse stock split but believes that retaining the Company's listing on NASDAQ is crucial to Shareholder value and liquidity and the Company's long-term business prospects.

It is recommended that the shareholders give authorization until October 31, 2002, to the Board of Directors to effect up to a 1 for 3 reverse stock split of the Company's Common Stock. The Board of Directors will declare a reverse split only upon notice from NASDAQ that it must achieve compliance with the minimum bid price or be de-listed. Assuming that a reverse stock split would cause the trading price of the Company's Common Stock to increase in the same proportion as the amount of the split, a reverse stock split would result in a proportionate increase in the quoted bid price of the Common Stock, thereby maintaining NASDAQ eligibility of a bid price of not less than $1.00. The reverse split will be effective within 10 days of the Company's notice to NASDAQ that the Board has declared the reverse split.

As a result of the possible up to 1 for 3 reverse stock split, each three issued shares of the Company's Common Stock held on the effective date will automatically be converted into one share of Common Stock. No fractional shares will be issued and no cash will be paid for fractional shares. Instead, each fractional share would be rounded up to a whole share.

EFFECT OF REVERSE SPLIT ON HOLDERS OF ODD LOTS OF SHARES

If the maximum 1 for 3 reverse split is authorized and declared, the reverse split would result in holders of 297 or fewer shares holding an "odd lot" of less than 100 shares. The reverse split may also result in shareholders having an odd lot of shares if their resulting total number of shares is not a multiple of 100. A securities transaction of 100 or more shares is a "round lot" transaction of shares for securities trading purposes and a transaction of less than 100 shares is an "odd lot" transaction. Round lot transactions are the standard size requirements for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot seller.

Proposal No. 3   APPROVAL OF THE ALANCO 2000 STOCK OPTION PLAN

On August 23, 2000, the Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2000 Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Options granted to Employees can be either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Options." The issuance of qualified Incentive Stock Options pursuant to this Plan is not expected to be a taxable event for qualified recipients until such time that the recipient elects to sell the shares received from the exercise whereupon the recipient is expected to recognize

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income to the extent the sale price of the shares exceeds the exercise price of the option on the date of sale. The issuance of Non-Statutory Stock Options pursuant to this Plan is not expected to result in a tax liability to the recipient since the options are granted at fair market value on date of grant. The recipient is expected to recognize income to the extent the market price of the shares exceeds the tax basis of the option on the date of exercise.

The Plan is administered by an Administrative Committee of the Board of Directors. The Plan may issue Options to acquire up to 1,000,000 shares to Employees. The Company will not receive any consideration for the grant of options under the Plan and the approximate market value of the shares to be reserved for the plan is $1,406,200 based upon the average ten trading day closing price for the Company's common stock for the period ending October 10, 2000. The maximum number of shares subject to Incentive Stock Options granted to any one Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed ten years from the date of Grant. Incentive Stock Options are exercisable once vested. Twenty-five percent (25%) of the shares issuable under the Options shall vest six months from date of Grant provided that the Optionee has remained an Employee of the Company for not less than six months from date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest one year from date of Grant provided that the Optionee has remained an Employee of the Company for not less than one year from the date of Grant, and the remaining fifty percent (50%) shall vest two years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than two years from the date of Grant. Otherwise, the Incentive Stock Options shall lapse. The Incentive Stock Options must be exercised within 90 days following termination of relationship with the Company, or within one (1) year following death or permanent and total disablement of the Optionee. The vesting schedule, and the exercise schedule following termination, death or total and permanent disablement of the Optionee, of Non-Statutory Stock Options will be determined by the Committee at the time of grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Employees of the Company and its subsidiaries are eligible to participate in the Plan. An Employee is defined in the Plan as a person, including officers and directors, employed by the Company who in the judgment of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan. Neither the Board of Directors nor the Administrative Committee have estimated the number of Options to be granted to Employees and are expected to make this determination on a discretionary basis. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.


                                      12

Proposal No. 4.  APPROVAL OF THE ALANCO 2000 DIRECTORS AND OFFICERS
                 STOCK OPTION PLAN

On August 23, 2000, the Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2000 Directors and Officers Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Executive Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Options granted are not "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by an Administrative Committee, which shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. The Plan may issue Options to acquire up to 500,000 shares to Directors and Executive Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $703,100 based upon the average ten trading day closing price for the Company's common stock for the period ending October 10, 2000. The vesting and exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed ten years from the date of Grant. Options are exercisable once vested. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

                              INDEPENDENT AUDITOR

Semple & Cooper, LLP, Phoenix, Arizona, was appointed as the Company's Independent Auditor for the fiscal year ended June 30, 2000. Hein + Associates LLP, Denver, Colorado, had been the Company's Independent Auditor for the fiscal years ended June 30, 1998 and 1999. A representative of Semple & Cooper is expected to attend the Shareholders' Meeting.

                        REQUEST FOR COPY OF FORM 10-KSB

Shareholders may view a copy of the Form 10-KSB online via the Company's website at www.alanco.com, or may receive a copy via e-mail request to alanco@alanco.com, or by writing to the Company's offices at 15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260.



                                      13

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors, must be received at the offices of the Company, 15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260, no later than July 31, 2001.


                                        JOHN A. CARLSON

                                        SECRETARY

Scottsdale, Arizona
October 10, 2000















































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